Exhibit (i)(2)

January 26, 2015

VIA EDGAR

Division of Investment Management

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

RE:	Post-Effective Amendment No. 12 to Registration Statement on Form N-1A for IVA Fiduciary Trust (File Nos. 333-151800 and 811-22211)

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A of IVA Fiduciary Trust (File No. 333-151800) and to the incorporation by reference of our opinion dated December 20, 2010.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP